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                                                                       Exhibit 2

                         Parent Stock Option Agreement

     This Stock Option Agreement (the "Agreement") is made and entered into as of April 9, 2001, between Kana Communications, Inc., a Delaware corporation ("Parent"), and Broadbase Software, Inc., a Delaware corporation ("Company").

                                    Recitals

     A. Concurrently with the execution and delivery of this Agreement, Parent, Company and Arrow Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"), that provides, among other things, upon the terms and subject to the conditions thereof, for the merger of Merger Sub and Company (the "Merger"). Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

     B. As a condition to Company's willingness to enter into the Merger Agreement, Company has required that the Parent agree, and the Parent has agreed, to grant to Company an option to acquire shares of Parent Common Stock ("Parent Shares"), upon the terms and subject to the conditions set forth herein.

     In consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1.  Grant of Option.  Parent hereby grants to Company an irrevocable option
         ---------------
(the "Option"), exercisable following the occurrence of an Exercise Event (as defined in Section 2(a)), to acquire up to a number of Parent Shares equal to 19.9% of the Parent Shares issued and outstanding as of the date, if any, upon which an Exercise Notice (as defined in Section 2(b) below) shall have been delivered (the "Option Shares"), in the manner set forth below by paying cash at a price of $.875 per share (the "Exercise Price"); provided, however, that the
                                                   --------  -------
Exercise Price will automatically, equitably and proportionally be adjusted to reflect any subdivision, stock split, combination, reverse stock split, stock dividend or other recapitalization affecting Parent Shares; and provided,
                                                                ---------
further, that the number of Parent Shares issuable hereunder shall be subject to
-------
adjustment such that in no event shall the total number of Parent Shares issuable upon exercise of the Option exceed that number of shares which is equal to the difference of 19.9% of the Parent Shares issued and outstanding as of the date, if any, upon which an Exercise Notice shall have been delivered less the total number of Parent Shares, if any, issued or issuable at or prior to the time of such exercise upon conversion of that certain Convertible Promissory Note pursuant to that certain Revolving Loan Agreement dated the date hereof between Parent and Company. All references in this Agreement to Parent Shares issued to Company hereunder shall be deemed to include any associated Rights.

     2.  Exercise of Option; Maximum Proceeds.
         -------------------------------------

          (a) For all purposes of this Agreement, an "Exercise Event" shall mean the occurrence of any of (i) a Parent Triggering Event (as such term is defined in the Merger Agreement), (ii) (A) the public announcement of an acquisition or purchase by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 30% beneficial ownership interest in the total outstanding voting securities of Parent or any of its subsidiaries; or (B) the public announcement or commencement of any tender offer or exchange offer that if consummated would result in any person or "group" beneficially owning 30% or more of the total outstanding voting securities of Parent or any of its subsidiaries.

          (b) At any time following the occurrence of an Exercise Event, Company may deliver to the Parent a written notice (an "Exercise Notice") specifying that it wishes to exercise its rights to acquire Parent Shares under the Option and close a purchase of Option Shares and specifying the total number of Option Shares it wishes to acquire. Unless such Exercise Notice is withdrawn by Company, the closing of a purchase of such Option Shares (a "Closing") shall take place at the principal offices of Parent upon such date (which shall be no earlier than three business days following the delivery of the Exercise Notice) and at such time prior to the termination of the Option as may be designated by Company in the Exercise Notice.

          (c) The Option shall terminate upon the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement), (ii) termination of the Merger Agreement pursuant to Section 7.1(a) thereof, (iii) termination of the Merger Agreement pursuant to Section 7.1(i) thereof if prior to such termination no Triggering Event shall have occurred; (iv) termination of the Merger Agreement pursuant to Section 7.1(b), 7.1(c), 7.1(d) or 7.1(e) thereof if prior to such termination no Exercise Event shall have occurred or
(v) 12 months following the termination of the Merger Agreement under any other circumstances; provided, however, that if the Option is exercisable but cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the HSR Act shall not have expired or been terminated, or because any other condition to closing has not been satisfied, then the Option shall not terminate until the tenth business day after all such impediments to exercise shall have been removed or shall have become final and not subject to appeal, and provided, further that if, subsequent to exercise of the Option, but prior to any other termination of the Merger Agreement, the Merger Agreement is terminated by Parent pursuant to
Section 7.1(i) thereof, then (1) the Option, to the extent it has not been exercised, shall terminate and (2) to the extent the Option has been exercised, Parent may repurchase for cash all Option Shares then held by Company at a per Option Share price equal to the Exercise Price.

          (d) If the sum of (i) any Termination Fee received by Company under
Section 7.3(c) of the Merger Agreement plus (ii) the proceeds received by Company from any sales or other dispositions of Option Shares (including pursuant to Parent's exercise of its rights to

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

purchase Option Shares under Section 7(a) and Section 10 hereof) or the Option (including pursuant to Company's exercise of its rights to surrender the Option pursuant to Section 9 hereof), plus (iii) any dividends or distributions received by Company declared on Option Shares is, in the aggregate, greater than the sum of (x) $2,500,000 plus (y) the product of (1) the Exercise Price multiplied by (2) the number of Parent Shares purchased by Company pursuant to the Option (the sum of clauses (x) and (y), the "Profit Cap"), then all such proceeds received by Company in excess of the Profit Cap shall be promptly remitted in cash by Company to Parent.

     3.  Conditions to Closing.  The obligation of Parent to issue Option Shares
         ---------------------
to Company hereunder is subject to the conditions that (a) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated; (b) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be; and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect. It is understood and agreed that at any time during which Company shall be entitled to deliver to Parent an Exercise Notice, the parties will use their respective reasonable efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable.

     4.  Closing.  At any Closing, (a) Parent shall deliver to Company a single
         -------
certificate in definitive form representing the number of Parent Shares designated by Company in its Exercise Notice consistent with this Agreement, such certificate to be registered in the name of Company and to bear the legend set forth in Section 10 hereof, against delivery of (b) payment by Company to the Parent of the aggregate Exercise Price for the Parent Shares so designated and being purchased by delivery of a certified check, bank check or wire transfer of immediately available funds.

     5.  Representations and Warranties of the Parent.  Parent represents and
         --------------------------------------------
warrants to Company that (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by Parent and consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent and, assuming this Agreement has been duly executed and delivered by Company, is enforceable against Parent in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; (d) except for any filings, authorizations, approvals or orders required under the applicable blue sky laws of any state, and the rules and regulations promulgated thereunder, Parent has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon

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

exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Parent Shares for Company to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Parent Shares or other securities which may be issuable pursuant to Section 8(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement and payment therefor by Company, will be validly issued, fully paid and nonassessable; (e) upon delivery of the Parent Shares and any other securities to Company upon exercise of the Option, Company will acquire such Parent Shares or other securities free and clear of all Encumbrances, excluding those imposed by Company; (f) the execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, (i) violate the Certificate of Incorporation or Bylaws of the Parent, (ii) conflict with or violate any order applicable to the Parent or any of its subsidiaries or by which they or any of their material property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a material Encumbrance on any material property or assets of Parent or any of its subsidiaries pursuant to, any material contract or agreement to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any of their material property is bound or affected, except to the extent that any such breach, default, right of termination, amendment, acceleration or cancellation or creation of a material Encumbrance would not prevent or materially delay the performance by Parent of Parent's obligations under this Agreement; and (g) the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity.

     6.  Representations and Warranties of Company.  Company represents and
         -----------------------------------------
warrants to Parent that (i) the execution and delivery of this Agreement by Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company and this Agreement has been duly executed and delivered by a duly authorized officer of Company and will constitute a legal, valid and binding obligation of Company and, assuming this Agreement has been duly executed and delivered by Company, is enforceable against Parent in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; and (ii) Company is acquiring the Option, and, if and when the Company exercises the Option, it will be acquiring the Option Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

     7.  Registration Rights.
         -------------------

          (a) Following the termination of the Merger Agreement, Company (sometimes referred to herein as the "Holder") may by written notice (a "Registration Notice") to Parent (sometimes referred to herein as the "Registrant") request the Registrant to register under the Securities Act all or any part of the Option Shares acquired by the Holder pursuant to this Agreement (such Option Shares, together with any other shares of the Parent's capital stock issuable in lieu of or with respect to such Option Shares, the "Registrable Securities") in order to permit the public sale or other disposition of such shares in accordance with the intended method of sale or other disposition stated by the Holder; provided, however, that any such Registration Notice must relate to a number of shares equal to at least 2% of the outstanding Parent Shares and that any rights to require registration hereunder shall terminate with respect to any shares of the Parent's capital stock that may be sold pursuant to Rule 144(k) under the Securities Act or at such time as all of the Registrable Securities may be sold in any three month period pursuant to Rule 144 under the Securities Act. Upon receipt of a Registration Notice, the Registrant will have the option exercisable by written notice delivered to the Holder within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities so purchased and (ii) the per share average of the closing sale prices of the Registrant's Common Stock on the Nasdaq Stock Market for the twenty trading days immediately preceding the date of the Registration Notice. Any such purchase of Registrable Securities by the Registrant hereunder will take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant in such notice within five business days after delivery of such notice. The payment for the shares to be purchased will be made by delivery at the time of such closing of the Option Price in immediately available funds.

          (b) If the Registrant receives a Registration Notice and does not elect to exercise its option to purchase pursuant to Section 7(a), the Registrant shall use all reasonable best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities requested to be registered in the Registration Notice; provided, however, that (i) the Holder shall not be entitled to more than an aggregate of two effective registration statements hereunder, and provided further, that if the Registrant withdraws a filed registration statement at the request of the Holder (other than as the result of a material adverse change in the Registrant's business or prospects or the Holder's learning of new material information concerning the Registrant), then such filing shall be deemed to have been an effective registration for purposes of this clause (i), (ii) the Registrant will not be required to file any such registration statement or maintain its effectiveness during any period of time (not to exceed 45 days after a Registration Notice in the case of clause (A) below or 60 days after a Registration Notice in the case of clauses (B) and (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and such information would have to be disclosed if a registration statement were filed or effective at that time; (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its good faith, reasonable judgment, that such registration would materially interfere with any financing, acquisition or other material transaction involving the Registrant and (iii) the Registrant will not be required to maintain the effectiveness of any such registration statement for an aggregate period greater than 180 days. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement therefor, the provisions of this
Section 7 shall again be applicable to any proposed registration. The Registrant shall use all reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 7 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdictions until the Holder has sold or otherwise disposed of all of the securities subject to the registration statement; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

          (c) The registration rights set forth in this Section 7 are subject to the condition that the Holder shall provide the Registrant with such information with respect to the Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all facts required to be disclosed with respect to a registration thereunder, including the identity of the Holder and the Holder's plan of distribution.

          (d) A registration effected under this Section 7 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant shall use all reasonable best efforts to: (i) provide such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as an underwriter may reasonably require, (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act and (iii) furnish to the Holder and to any underwriter of such securities such number of copies of the final prospectus and such other documents as the Holder or underwriters may reasonably request. In connection with any registration which the Holder requests be underwritten, the Holder and the Registrant agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

          (e)  Indemnification
               ---------------

               (i) The Registrant will indemnify the Holder, each of the Holder's directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter of the Registrant's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any action or litigation, commenced or threatened (each, a "Damage Claim"), arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (C) any violation by the Registrant of any rule or regulation promulgated under the Securities Act, the Securities Exchange Act of 1934, as amended, any federal or state securities law or any rule or regulation promulgated under any of them applicable to the Registrant (each matter in clause (A), (B) or (C), a "Violation"), in each case in connection with any such registration, qualification or compliance, and the Registrant will reimburse the Holder and, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such Damage Claim, provided that the Registrant will not be liable in any such case to the extent that any such Damage Claim arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Registrant by the Holder or director or officer or controlling person or underwriter seeking indemnification, and provided, further, that the indemnity agreement contained in this Section 7(e)(i) shall not apply to amounts paid in settlement of any such Damage Claim if such settlement is effected without the consent of the Registrant, which consent shall not be unreasonably withheld.

          (ii) The Holder will indemnify the Registrant, each of the Registrant's directors and officers and each underwriter of the Registrant's securities covered by such registration statement and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, against all Damage Claims arising out of or based on any Violation in connection with any such registration, qualification or compliance, and will reimburse the Registrant, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such Damage Claim, in each case to the extent, but only to the extent, that such Violation occurs in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Registrant by the Holder expressly for use therein, provided that in no event shall any indemnity under this Section 7(e) exceed the gross proceeds of the offering received by the Holder and provided, further that the indemnity agreement contained in this
Section 7(e)(ii) shall not apply to amounts paid in settlement of any such Damage Claim if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

          (iii) Each party entitled to indemnification under this Section 7(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the

Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7(e) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which shall not be unreasonably withheld).

          (iv) If the indemnification provided for in this Section 7(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Damage Claim, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such Damage Claim in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such Damage Claim, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In any such case, (A) the Holder will not be required to contribute any amount in excess of the aggregate public offering price of all such Registrable Securities offered and sold by the Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     8.  Adjustment Upon Changes in Capitalization; Rights Plans
         -------------------------------------------------------

          (a) In the event of any change in the Parent Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Company shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Company would have received in respect of the Parent Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

          (b) Prior to such time as the Option is terminated, and at any time after the Option is exercised (in whole or in part, if at all), the Parent shall not (i) adopt (nor permit the adoption of) a new stockholders rights plan that contains provisions for the distribution or exercise of rights thereunder as a result of Company or any affiliate or transferee being the beneficial owner of shares of the Parent by virtue of the Option being exercisable or having been exercised (or as a result of beneficially owning shares issuable in respect of any Option Shares), or (ii) take any other action which would prevent or disable Company from exercising its rights under this Agreement or enjoying the full rights and privileges possessed by other holders of Parent Shares generally with respect to the Option Shares obtained by the Holder upon exercise of the Option.

     9.  Repurchase of Shares.  Parent shall have the right to purchase for cash
         --------------------
(the "Repurchase Right") all, but not less than all, of the Option Shares then beneficially owned by Company at an aggregate price for all such shares (regardless of the number of such shares) equal to the Adjusted Profit Cap. Parent's right to exercise the Repurchase Right shall expire on the twentieth business day following the two year anniversary of the termination of the Merger (the "Merger Termination Date"). In the event Parent wishes to exercise the Repurchase Right, Parent shall send a written notice to Company specifying a date (not later than ten business days and not earlier than the second business day following the date such notice is given) for the closing of such repurchase (the "Repurchase Notice"), provided, however that Parent may not repurchase any Option Shares hereunder prior to the date that is one calendar year following the date on which the Merger Agreement is terminated. The closing of the repurchase of the Option Shares shall take place at the principal offices of Parent upon such specified date. Upon exercise of Parent's right to repurchase all outstanding Option Shares and full payment therefor to Company pursuant to this Section 9, any and all right of Company to future exercises of the Option shall be terminated. Notwithstanding anything to the contrary herein, if application of the Adjusted Profit Cap formula below yields a number that is less than zero, Parent may exercise its Repurchase Right as provided in this
Section 9, and upon such exercise, Company shall deliver all Option Shares it holds to Parent for cancellation, and neither Company nor Parent shall pay each other any amount in connection with such exercise of the Repurchase Right.

     For the purposes of this Agreement, the "Adjusted Profit Cap" means the difference of (i) the Profit Cap minus (ii) the sum of (A) any Termination Fee received by Company under Section 7.3(c) of the Merger Agreement plus (B) the proceeds received by Company for any sales or other dispositions of Option Shares (including pursuant to Parent's exercise of its rights to purchase Option Shares under Section 7(a) hereof) or the Option, and any dividends or distributions received by Company declared on Option Shares, in each case, through the date of the closing of the repurchase under this Section 9; provided that the Adjusted Profit Cap shall never be less than zero.

     10.  Restrictive Legends.  Each certificate representing Option Shares
          -------------------
issued to Company hereunder (other than certificates representing shares sold in a registered public offering pursuant to Section 7) shall include a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     11.  Listing.  The Parent, upon the request of Company, shall promptly file
          -------
an application to list the Parent Shares to be acquired upon exercise of the Option for quotation on the Nasdaq Stock Market and shall use its reasonable efforts to obtain approval of such listing as soon as practicable.

     12.  Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 7, nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

     13.  Specific Performance; Fees.
          --------------------------

          (a) The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement or the right to enforce any of the covenants or agreements set forth herein by specific performance. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

          (b) If any action, suit or other proceeding (whether at law, in equity or otherwise) is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover, in addition to any other remedy granted to such party therein, all such party's costs and attorneys fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.

     14.  Entire Agreement.  This Agreement and the Merger Agreement (including
          ----------------
the appendices and exhibits thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     15.  Further Assurances.  Each party will execute and deliver all such
          ------------------
further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

     16.  Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     17.  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a)  if to Parent or Merger Sub, to:

               Kana Communications, Inc.
               740 Bay Road
               Redwood City, CA  94063
               Attention:  Jay Wood
               Facsimile No.:  (650) 474-8506

               with a copy to:

               Brobeck, Phleger & Harrison LLP
               Two Embarcadero Place
               2200 Geng Road
               Palo Alto, CA  94303
               Attention:  David Makarechian, Esq.
               Facsimile No.: (650) 496-2885

          (b)  if to Company, to:


               Broadbase Software, Inc.
               181 Constitution Drive
               Menlo Park, CA 94025
               Attention:  Chuck Bay
               Facsimile No.:  (650) 614-8301
               with a copy to:

               Fenwick & West LLP
               275 Battery Street, Suite 1500
               San Francisco, CA 94111
               Attention:  David K. Michaels, Esq.
               Facsimile No.: (415) 281-1350

     18.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     19.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     20.  Expenses.  Except as otherwise expressly provided herein or in the
          --------
Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     21.  Amendments; Waiver.  This Agreement may be amended by the parties
          ------------------
hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

     22.  Assignment.  Neither of the parties hereto may sell, transfer, assign
          ----------
or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that the rights and obligations hereunder shall inure to the benefit of and be binding upon any successor or permitted assign of a party hereto. No consent shall be required in connection with a merger, consolidation, reorganization, sale of substantially all assets or similar transaction with respect to a party hereto. Any purported assignment in violation of this Section shall be void.

     23.  Public Announcement.  Parent shall consult with Company and Company
          -------------------
shall consult with Parent before issuing any press release with respect to the initial announcement of this Agreement or the transactions contemplated hereby and neither party shall issue any such press release prior to such consultation except as may be required by law.

     24.  Waiver Of Jury Trial.  EACH OF PARENT AND COMPANY HEREBY IRREVOCABLY
          --------------------
WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE

ACTIONS OF PARENT OR COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                   * * * * *

                                                                       Exhibit D
                                                                       ---------

     In Witness Whereof, the parties hereto have caused this Stock Option Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                    Broadbase Software, Inc

                                    By: /s/ Chuck Bay
                                       -----------------------------
                                    Name:  Chuck Bay
                                    Title:  Chief Executive Officer


                                    Kana Communications, Inc.

                                    By: /s/ James C. Wood
                                       -----------------------------
                                    Name:  James C. Wood
                                    Title:  Chief Executive Officer

                                       14